                                                                    Exhibit 4.10
                                                                    ------------

THIS WARRANT CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR FILED OR QUALIFIED UNDER THE STATE SECURITIES LAW OF CALIFORNIA OR ANY OTHER STATE AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THEY HAVE BEEN REGISTERED OR QUALIFIED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE.

                        MATTHEWS STUDIO EQUIPMENT GROUP


W-__                                                         Warrant to Purchase
                                                                [500,000] Shares
                                                                 of Common Stock

                                                                   June 30, 2000


                         Common Stock Purchase Warrant
                         -----------------------------

     THIS Common Stock Purchase Warrant (the "Warrant") CERTIFIES that, for
                                              -------
value received, _______________________, or its registered assigns (the "Holder") is entitled to purchase from Matthews Studio Equipment Group, a
 ------
California corporation (the "Company"), [500,000] shares of the Common Stock, no
                             -------
par value (the "Common Stock"), of the Company (representing ____% of the
                ------------
Common Stock outstanding on a Fully Diluted Basis at the date hereof) at the price (the "Exercise Price") of $0.01 per share (subject to certain adjustments
            --------------
as set forth in Section 3.3 hereof), at any time or from time to time during the period commencing on the date hereof and ending at 5:00 P.M. on the fifth anniversary of the date hereof (the "Expiration Date").
                                     ---------------

     This Warrant is subject to the terms and conditions, and entitled to the benefits, of the Purchase Agreement dated as of June 30, 1999 by and among the Company and the Purchasers (as defined therein) (as amended, supplemented or altered from time to time, the "Purchase Agreement").
                                ------------------

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1.  Definitions.  Unless the context shall otherwise require,
                   -----------
capitalized terms used and not defined herein shall have the meanings set forth in the Amended and Restated Credit Agreement, dated as of April 1, 1998, between, among others, the Company and The Chase Manhattan Bank, as agent (as amended or otherwise modified from time to time, the "Credit Agreement"). In
                                                      ----------------
addition, the following terms shall have the following meanings:

          "Affiliate" shall mean with respect to any Person, (a) any Person
           ---------
which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, or (b) any Person who is a director or executive officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) of any Person described in clause (a) above, or with respect to any Stockholder, the Company; provided, that any Affiliate of a corporation shall be deemed an Affiliate of such corporation's stockholders. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of more than 5% of the outstanding shares of voting stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Assignment Form" shall mean the assignment form attached as Annex 2
           ---------------                                             -------
hereto.

          "Business Day" shall mean any day other than a Saturday, Sunday or a
           ------------
day on which banks within New York, New York are authorized or required to be closed.

          "Closing Date" shall mean the date this Warrant was granted.
           ------------

          "Common Stock" shall mean the Common Stock, no par value, of the
           ------------
Company, having the terms, conditions, rights and limitations described in the Articles of Incorporation of the Company attached as Exhibit A hereto.
                                                     ---------

          "Company" shall have the meaning given to such term in the Preamble.
           -------

          "Convertible Securities" shall have the meaning given to such term in
           ----------------------
Section 3.3.1(b).
----------------

          "Credit Agreement" shall have the meaning given to such term in the
           ----------------
introduction to this Section 1.1.
                     -----------

          "Delivery Date" shall have the meaning given to such term in Section
           -------------                                               -------
3.2.
---

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

          "Exchange Form" shall mean the exchange form attached as Annex 3
           -------------                                           -------
hereto.

          "Excluded Securities" shall mean:
           -------------------

          (i) shares of capital stock issued pursuant to a stock dividend or a stock split or other subdivision of shares;

          (ii)   Common Stock issued upon exercise of the ING Warrants;

          (iii) Common Stock issued by the Company in any public offering registered under the Securities Act, which offering results in net proceeds to the Company of at least $10,000,000 and a price per share of Common Stock of not less than $2.50 (appropriately adjusted to reflect all recapitalization events);

          (iv) securities issued upon conversion, exercise or exchange of convertible securities, warrants, options, subscriptions, calls or other rights to acquire Common Stock, provided that the foregoing rights are (x) outstanding on the date hereof and are issued in conformity with such rights as issued and in effect at the date hereof or (y) are issued hereafter in compliance with
Section 4.2 hereof;
-----------

          (v) securities, convertible securities, warrants, options, subscriptions, calls or other rights to acquire Capital Stock of the Company expressly permitted under the Purchase Agreement, including, but not limited to, Capital Stock issued in a Qualified Equity Offering (as defined in the Purchase Agreement); or

          (vi) Common Stock issued pursuant to the Company's 1994 Stock Option Plan, the Company's 1994 Stock Option Plan for Directors, options granted to certain employees as set forth on Schedule 1.1, any other employee benefit plan
                                  ------------
(including any future adopted employee stock option plan) and pursuant to any acquisition permitted under the Prior Purchase Agreement and the Credit Agreement.

          "Exercise Form" shall mean the exercise form attached as Annex 1
           -------------                                           -------
hereto.

          "Exercise Price" shall mean $0.01 per share of Common Stock, subject
           --------------
to adjustment from time to time in the manner provided in Section 3.3.
                                                          -----------

          "Expiration Date" shall mean June 30, 2005.
           ---------------

          "Fully Diluted Basis" means, as applied to the calculation of the
           -------------------
number of shares of Common Stock outstanding at any time, after giving effect to
(a) all shares of Common Stock outstanding at the time of determination, (b) all shares of Common Stock issuable upon the conversion, exercise or exchange of any convertible security, warrant, option, subscriptions, calls or other rights to acquire Common Stock outstanding at the time of determination, irrespective of whether such conversion, exercise or exchange is permitted, restricted or vested at the time of determination, and irrespective of the price or consideration required by such conversion, exercise or exchange, and (c) all other commitments, promises or understandings to issue any shares of Common Stock or any convertible security, warrant, option, subscription, call or other rights outstanding at the time of determination. Such calculation will reflect the ING Warrants, and will not be made in accordance with the "treasury method in accordance with GAAP."

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States of America in effect from time to time.

          "Governmental Authority" shall mean any federal, state, municipal or
           ----------------------
other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or foreign.

          "Holder" shall have the meaning given to such term in the Preamble.
           ------

          "ING" shall mean ING Equity Partners, L.P. I, a Delaware limited
           ---
partnership.

          "ING Warrants" shall mean (i) all Common Stock Purchase Warrants and
           ------------
all Options issued to ING by the Company through January 12, 1999 and (ii) this Warrant.

          "Market Price" shall mean, with respect to a share of Common Stock on
           ------------
any Business Day:

     (a) if the Common Stock is Publicly Traded at the time of determination, the average of the closing prices for the Common Stock on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on the Nasdaq Stock Market as of 4:00 P.M., New York time, on such day, or if on any day such security is not quoted on the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which "Market Price" is being determined and the twenty (20) consecutive Business Days prior to such day; or

     (b) if the Common Stock is not Publicly Traded at the time of determination then, solely for purposes of Section 3, then the Market Price shall be the Market Value Per Share.

          "Market Value" shall mean the highest price that would be paid for all
           ------------
of the Common Stock of the Company on a going-concern basis in a single arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion), using valuation techniques then prevailing in the securities industry and always determined in accordance with the Valuation Procedures, and assuming full disclosure and understanding of all relevant information and a reasonable period of time for effectuating such sale. For the purposes of determining the Market Value, (i) the exercise price of options, warrants or rights to acquire Common Stock which are included for the purpose of determining the number of shares of Common Stock outstanding on a Fully Diluted Basis shall be deemed to have been received by the Company if and to the extent that the aggregate Market Value of such shares of Common Stock exceeds the aggregate exercise price of such options, warrants or rights, (ii) the liquidation preference or indebtedness, as the case may be, represented by securities which are included for the purpose of determining the number of shares of Common Stock outstanding on a Fully Diluted Basis shall be deemed to be converted or exchanged if and to the extent that the aggregate Market Value of such shares of Common Stock exceeds the aggregate amount of such liquidation preference or indebtedness, (iii) any contract or legal limitation in respect of the shares of Common Stock, including their transfer, voting and other rights shall be ignored, and

(iv) any illiquidity arising by contract or law in respect of the shares of Common Stock and any voting rights or control rights amongst the Stockholders, shall be ignored.

          "Market Value Per Share" shall mean the price per share of Common
           ----------------------
Stock obtained by dividing (A) the Market Value by (B) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) at the time of determination.

          "Nasdaq Stock Market" shall mean the Nasdaq National Market or the
           -------------------
Nasdaq SmallCap Market.

          "Options" shall have the meaning given to such term in Section
           -------                                               -------
3.3.1(b) hereof.
--------

          "Other Anti-Dilution Instruments" shall mean any option, warrant,
           -------------------------------
convertible security, subscription, call or other rights to acquire Common Stock whether outstanding as of the date hereof or hereafter issued, together with any agreements relating thereto, which provide for anti-dilution or other adjustments in the number of shares of Common Stock and/or exercise, exchange or conversion price thereof.

          "Person" means any individual, sole proprietorship, partnership, joint
           ------
venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, limited liability company, joint stock company, estate entity or Governmental Authority.

          "Prior Purchase Agreement" shall mean the Purchase Agreement dated as
           ------------------------
of July 27, 1995 between, among others, the Company and ING, as amended from time to time.

          "Proportionate Percentage" shall mean, with respect to any Holder at
           ------------------------
any time, the quotient obtained by dividing (a) the aggregate number of Warrant Shares and other shares of Common Stock then held by such Holder by (b) the total number of shares of Common Stock then outstanding (on a Fully-Diluted Basis).

          "Publicly Traded" shall mean, with respect to any security, that such
           ---------------
security is (a) listed on a domestic securities exchange, (b) quoted on the Nasdaq Stock Market or (c) traded in the domestic over-the-counter market, which trades are reported by the National Quotation Bureau, Incorporated, and in the cases of clauses (b) and (c), the average weekly trading volume on the 20 trading days preceding the time of determination equals or exceeds 1/2 of 1% of the outstanding Common Stock on a Fully Diluted Basis.

          "Purchase Agreement" shall have the meaning given to such term in the
           ------------------
Preamble.

          "Refused Securities" shall have the meaning given to such term in
           ------------------
Section 4.2(c).
--------------

          "Requisite Holders" shall mean Holders holding ING Warrants or
           -----------------
securities representing at least 51% of all securities issued or issuable upon exercise of the ING Warrants outstanding on the date of determination.

          "Section 4.2 Notice of Acceptance" shall have the meaning given to
           --------------------------------
such term in Section 4.2 hereof.
             -----------

          "Section 4.2 Offer" shall have the meaning given to such term in
           -----------------
Section 4.2 hereof.
-----------

          "Section 4.2 Offer Notice" shall have the meaning given to such term
           ------------------------
in Section 4.2 hereof.
   -----------

          "Section 4.2 Offered Securities" shall have the meaning given to such
           ------------------------------
term in Section 4.2(a).
        --------------

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Security Agreement" shall mean the Security Agreement, dated as of
           ------------------
June 30, 1999, between, among others, the Company and ING, as amended, supplemented or altered from time to time.

          "Valuation Procedure" shall mean, with respect to the determination of
           -------------------
any amount or value required to be determined in accordance with such procedure, a determination (which shall be final and binding on the Company and the Holders) made (i) by agreement among the Company and the Requisite Holders within thirty (30) days following the event requiring such determination or (ii) in the absence of such an agreement, by an Appraiser (as defined below) selected in accordance with the further provisions of this definition. If required, an Appraiser shall be selected within 10 days following the expiration of the 30-day period referred to above, either by agreement among the Company and the Requisite Holders or, in the absence of such agreement, by lot from a list of four potential Appraisers remaining after the Company nominates three, the Requisite Holders nominate three, and each side eliminates one potential Appraiser. The Appraiser shall be instructed by the Company and the Requisite Holders to make its determination within thirty (30) days of its selection. The fees and expenses of an Appraiser selected hereunder shall be borne fifty percent (50%) by the Company and fifty percent (50%) by the Holders (on a pro
                                                                          ---
rata basis) participating in the transaction to which the determination relates.
----
As used herein, "Appraiser" shall mean (a) with respect to a determination of Market Value, a nationally-recognized investment banking firm and (b) with respect to a determination of Liquidation Value (or any other valuation required hereunder), a firm of the type generally considered to be qualified in making determinations of the type required.

          "Warrant" shall have the meaning given to such term in the Preamble.
           -------

          "Warrant Register" shall have the meaning given to such term in
           ----------------
Section 2.1.
-----------

          "Warrant Shares" shall mean (a) the shares of Common Stock issued or
           --------------
issuable upon exercise of a Warrant in accordance with Section 4.1 or upon
                                                       -----------
exchange of a Warrant in accordance with Section 4.2 and (b) any securities of
                                         -----------
the Company distributed with respect to the securities referred to in the preceding clause (a). As used in this Warrant, the phrase "Warrant Shares then
          ----------
held" by any Holder or Holders shall mean Warrant Shares held at the time of determination by such Holder or Holders, and shall include Warrant Shares issuable upon exercise of ING Warrants held at the time of determination by such Holder or Holders.

     SECTION 1.2.  Interpretation.  Unless the context of this Warrant clearly
                   --------------
requires otherwise, references to the plural include the singular, to the singular include the plural, and to the part include the whole. The term "including" is not limiting and the term "or" has the inclusive meaning represented by the term "and/or." The words "hereof," "herein," "hereunder," and similar terms in this Warrant refer to this Warrant as a whole and not to any particular provision of this Warrant. References to "Articles," "Sections," "Subsections," "Exhibits," and "Schedules" are to Articles, Sections, Subsections, Exhibits and Schedules, respectively, of this Warrant, unless otherwise specifically provided. Terms defined herein may be used in the singular or the plural.

                                  ARTICLE II

                 FORM; EXCHANGE FOR WARRANTS; TRANSFER; TAXES

     SECTION 2.1.  Warrant Register.  Each Warrant issued, exchanged or
                   ----------------
transferred in accordance with the terms hereof shall be registered in a warrant register (the "Warrant Register"). The Warrant Register shall set forth the
               ----------------
number of each Warrant, the name and address of the Holder thereof, and the original number of Warrant Shares purchasable upon the exercise thereof. The Warrant Register will be maintained by the Company and will be available for inspection by any Holder at the principal office of the Company or such other location as the Company may designate to the Holders in the manner set forth in
Section 5.1. The Company shall be entitled to treat the Holder of any Warrant as
-----------
the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person. The Company shall not be liable for complying with a request by a fiduciary or nominee of a fiduciary to register a transfer of any Warrant which is registered in the name of such fiduciary or nominee, unless made with the actual knowledge that such fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with knowledge of such facts that the Company's participation therein amounts to bad faith.

     SECTION 2.2.  Exchange of Warrants for Warrants.  (a)   The Holder may
                   ---------------------------------
exchange this Warrant for another Warrant or Warrants of like kind and tenor representing in the aggregate the right to purchase the same number of Warrant Shares which could be purchased pursuant to the Warrant being so exchanged. In order to effect an exchange permitted by this Section 2.2, the Holder shall
                                              -----------
deliver to the Company such Warrant accompanied by an Exchange Form in the form attached hereto as Annex 3 signed by the Holder thereof specifying the number
                   -------
and denominations of Warrants to be issued in such exchange and the names in which such Warrants are to be issued. Within ten (10) Business Days of receipt of such a request, the Company shall issue, register and deliver to the Holder thereof each Warrant to be issued in such exchange.

          (b) Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company (if the Holder is a creditworthy financial institution or other creditworthy institutional investor its own agreement being satisfactory) or, in the case of any such mutilation, upon surrender of such Warrant, the Company shall (at its expense) execute and deliver in lieu of such Warrant a new Warrant of like kind representing the same rights represented by and dated the date of such lost, stolen, destroyed or mutilated

Warrant. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by any Person.

          (c) The Company shall pay all taxes (other than any applicable income or similar taxes payable by a Holder of a Warrant) attributable to an exchange of a Warrant pursuant to this Section 2.2; provided, however, that the Company
                              -----------  --------  -------
shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance of any Warrant in a name other than that of the Holder of the Warrant being exchanged.

     SECTION 2.3.  Transfer of Warrant.  (a)  Subject to Section 2.3(c) hereof,
                   -------------------                   --------------
each Warrant may be transferred by the Holder thereof by delivering to the Company such Warrant accompanied by a properly completed Assignment Form in the form of Annex 2. Within ten (10) Business Days of receipt of such Assignment
        -------
Form the Company shall issue, register and deliver to the Holder, subject to
Section 2.3(c) hereof, a new Warrant or Warrants of like kind and tenor
--------------
representing in the aggregate the right to purchase the same number of Warrant Shares which could be purchased pursuant to the Warrant being transferred. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced and may be required to be deposited and remain with the Company in its discretion.

          (b)  Each Warrant issued in accordance with this Section 2.3 shall
                                                           -----------
bear the restrictive legend set forth on the face of this Warrant, unless the Holder or transferee thereof supplies to the Company an opinion of counsel, reasonably satisfactory to the Company, that the restrictions described in such legend are no longer applicable to such Warrant.

          (c) The transfer of Warrants and Warrant Shares shall be permitted, so long as such transfer is pursuant to a transaction that complies with, or is exempt from, the provisions of the Securities Act, and the Company may require an opinion of counsel (which may be internal counsel to a Holder) in form and substance reasonably satisfactory to it to such effect prior to effecting any transfer of Warrants or Warrant Shares.

                                  ARTICLE III

               EXERCISE OF WARRANT; EXCHANGE FOR WARRANT SHARES

     SECTION 3.1.  Exercise of Warrants.  On any Business Day prior to the
                   --------------------
Expiration Date, a Holder may exercise a Warrant, in whole or in part, by delivering to the Company such Warrant accompanied by a properly completed Exercise Form in the form of Annex 1 and a check in an aggregate amount equal to
                             -------
the product obtained by multiplying (a) the Exercise Price by (b) the number of Warrant Shares being purchased; provided, however, in the event the Holder
                                --------  -------
exercises this Warrant in connection with or immediately prior to a sale by the Holder of Warrant Shares, in lieu of paying the applicable Exercise Price therefor, the Holder may elect to receive that number of Warrant Shares which is equal to the number of shares for which this Warrant is being exercised less the number of shares having a Market Price equal to such applicable Exercise Price, where such Market Price per share shall be equal to the price per share at which the Holder is selling Warrant Shares. Any partial exercise of a Warrant shall be for a whole number of Warrant Shares only.

     SECTION 3.2.  Issuance of Common Stock.  (a)  Within ten (10) Business Days
                   ------------------------
following the delivery date (the "Delivery Date") of (i) an Exercise Form or
                                  -------------
Exchange Form in accordance with Section 3.1 or 3.2, (ii) a Warrant and (iii)
                                 -----------    ---
any required payments of the Exercise Price, the Company shall issue and deliver to the Holder a certificate or certificates, registered in the name or names set forth on such notice, representing the Warrant Shares being purchased or to be received upon such exchange.

          (b) If a Holder shall exercise or exchange a Warrant for less than all of the Warrant Shares which could be purchased or received thereunder, the Company shall issue to the Holder, within ten (10) Business Days of the Delivery Date, a new Warrant evidencing the right to purchase the remaining Warrant Shares. Each Warrant surrendered pursuant to Section 3.1 shall be canceled.
                                              -----------

          (c) The Company shall not be required to issue fractional shares of Common Stock upon the exercise or exchange of a Warrant. If any fraction of a share of Common Stock would be issuable on the exercise or exchange of any Warrant, the Company may, in lieu of issuing such fractional share, pay to such Holder for any such fraction of a share an amount in cash equal to the product obtained by multiplying (i) such fraction by (ii) the Market Price in effect on the Delivery Date.

          (d) The Company shall pay all taxes (other than any applicable income or similar taxes payable by a Holder of a Warrant) attributable to the initial issuance of Warrant Shares upon the exercise or exchange of a Warrant; provided,
                                                                       --------
however, that the Company shall not be required to pay any tax which may be
-------
payable in respect of any transfer involved in the issuance of any Warrant or any certificate for Warrant Shares in a name other than that of the Holder of the Warrant being exercised or exchanged.

          (e) The Person in whose name any certificate for shares of Common Stock is issued upon exercise or exchange of a Warrant shall for all purposes be deemed to have become the holder of record of such shares on the Delivery Date, irrespective of the date of delivery of such certificate, except that, if the Delivery Date is a date when the stock transfer books of the Company are closed, such Person shall be deemed to have become the holder of record of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

          (f)  Any Exercise Form or Exchange Form delivered under Section 3.1 or
                                                                  -----------
2.2 may condition the exercise or exchange of any Warrant on the consummation of
---
a sale of Warrant Shares pursuant to a public offering registered under the Securities Act, and such exercise or exchange shall not be deemed to have occurred except concurrently with the consummation of any such sale.

     SECTION 3.3.  Adjustment of Exercise Price and Number of Warrant Shares.
                   ---------------------------------------------------------
The number and kind of Warrant Shares purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in accordance with this Section
                                                                         -------
3.3.
---

     SECTION 3.3.1.  Adjustment upon Issuance of Common Stock.  (a)  If, at any
                     ----------------------------------------
time after the Closing Date, the Company shall issue or sell (or, in accordance with Section 3.3.1(b), shall be deemed to have issued or sold) any shares of
     ----------------
Common Stock without consideration or for a consideration per share less than either the Market Price determined as of the date of such issuance or sale or the Exercise Price in effect immediately prior to such issuance or sale, then, effective immediately upon such issuance or sale, the Exercise Price shall be reduced (without regard to any other provisions hereof) to an amount equal to the product obtained by multiplying (A) the Exercise Price in effect immediately prior to such issuance or sale, by (B) a fraction, the numerator of which shall be the sum of (x) the product obtained by multiplying (1) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) immediately prior to such issuance or sale by (2) the lesser of the Market Price as of the date of such issuance or sale and the Exercise Price in effect immediately prior to such issuance or sale, and (y) the consideration, if any, received by the Company upon such issuance or sale, and the denominator of which shall be the product obtained by multiplying (C) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) immediately after such issuance or sale, by (D) the lesser of the Market Price as of the date of issuance or sale and the Exercise Price in effect immediately prior to such issuance or sale. Upon each such reduction of the Exercise Price hereunder, the number of Warrant Shares which may be obtained upon exercise of such Warrant shall be increased to the number of shares determined by multiplying (A) the number of Warrant Shares which could be obtained upon exercise of such Warrant immediately prior to such adjustment by (B) a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

               (b) For the purpose of determining the adjusted Exercise Price under Section 3.3.1(a), the following shall be applicable:
      ----------------

          (i)  Issuance of Rights or Options.  If the Company in any manner
               -----------------------------
     issues or grants any rights or options to subscribe for or to purchase (A) Common Stock or (B) any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being
     --------
     herein called "Convertible Securities"), and the price per share for which
                    ----------------------
     Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than either the Market Price determined as of the date of issuance or grant of such Options or the Exercise Price in effect immediately prior to such issuance or grant of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options (or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options) shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the price per share for which Common Stock is issuable upon exercise of Options or upon conversion or exchange of Convertible Securities issuable upon exercise of Options shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuing or granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the Exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

          (ii)   Issuance of Convertible Securities.  If the Company in any
                 ----------------------------------
     manner issues or sells any Convertible Securities having an exercise or conversion or exchange price per share of Common Stock which is less than either the Market Price determined as of the date of such issuance or sale or the Exercise Price in effect immediately prior to such issuance or sale, then the maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such lower price per share. For purposes of this paragraph, the price per share for which Common Stock is issuable upon conversion or exchange of Convertible Securities is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are required to be made pursuant to other provisions of this Section 3.4.1(b), no further
                                          ----------------
     adjustment of the Exercise Price shall be made by reason of such issuance or sale.

          (iii)  Change in Option Price or Conversion Rate.  If the purchase
                 -----------------------------------------
     price provided for in any Options, the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, then the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares shall be correspondingly readjusted.

          (iv)   Treatment of Expired Options and Unexercised Convertible
                 --------------------------------------------------------
     Securities.  Upon the expiration of any Option or the termination of any
     ----------
     right to convert or exchange any Convertible Securities listed on Schedule
                                                                       --------
     3.3.1(b)(iv) without the exercise of such Option or right, the Exercise
     ------------
     Price then in effect and the number of Warrant Shares acquirable hereunder shall be adjusted to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such

     Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          (v)    Calculation of Consideration Received.  If any Common Stock,
                 -------------------------------------
     Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, then the consideration received therefor shall be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for consideration other than cash, then the amount of the consideration other than cash received by the Company shall be the fair value of such consideration determined by the Board of Directors of the Company.

          (vi)   Treasury Shares.  The number of shares of Common Stock
                 ---------------
     outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

          (vii)  Record Date.  If the Company takes a record of the holders of
                 -----------
     Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     SECTION 3.3.2.  Subdivisions or Combinations of Common Stock.  If, at any
                     --------------------------------------------
time after the Closing Date, (a) the number of shares of Common Stock outstanding is increased by a dividend or other distribution payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock or (b) the number of shares of Common Stock outstanding is decreased by a combination or reverse stock split of shares of Common Stock, then, in each case, effective as of the effective date of such event retroactive to the record date, if any, of such event, (i) the Exercise Price shall be adjusted to a price determined by multiplying (A) the Exercise Price in effect immediately prior to such event by
(B) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such event, and (ii) the number of Warrant Shares subject to purchase upon the exercise of any Warrant shall be adjusted effective at such time, to a number equal to the product of (A) the number of Warrant Shares subject to purchase upon the exercise of such Warrant immediately prior to such event by (B) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding after giving effect to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event.

     SECTION 3.3.3.  Capital Reorganization or Capital Reclassifications.  If,
                     ---------------------------------------------------
at any time after the Closing Date, there shall be any capital reorganization or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), then in each case the Company shall cause effective provision to be made so that each Warrant shall, effective as of the effective date of such event retroactive to the record date, if any, of such event, be exercisable or exchangeable for the kind and number of shares of stock, other securities, cash or other property to which a holder of the number of shares of Common Stock deliverable upon exercise or exchange of such Warrant would have been entitled upon such reorganization or reclassification and any such provision shall include adjustments in respect of such stock, securities or other property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant with respect to such Warrant.

     SECTION 3.3.4.  Consolidations and Mergers.  If, at any time after the
                     --------------------------
Closing Date, the Company shall consolidate with, merge with or into, or sell all or substantially all of its assets or property to, another corporation, then the Company shall cause effective provision to be made so that each Warrant shall, effective as of the effective date of such event retroactive to the record date, if any, of such event, be exercisable or exchangeable for the kind and number of shares of stock, other securities, cash or other property to which a holder of the number of shares of Common Stock deliverable upon exercise or exchange of such Warrant would have been entitled upon such event.

     SECTION 3.3.5.  Notice; Calculations; Etc.  Whenever the Exercise Price and
                     -------------------------
the number of Warrant Shares shall be adjusted as provided in this Section 3.3,
                                                                   -----------
the Company shall provide to each Holder a statement, signed by the President or Chief Financial Officer/Treasurer of the Company, describing in detail the facts requiring such adjustment and setting forth a calculation of the Exercise Price and the number of Warrant Shares applicable to each Warrant after giving effect to such adjustment. All calculations under this Section 3.3 shall be made to
                                                 -----------
the nearest one hundredth of a cent ($.0001) or to the nearest one-tenth of a share, as the case may be. Adjustments pursuant to Sections 3.3.1, 3.3.2 and
                                                   --------------  -----
3.3.3 shall apply to successive events or transactions of the type covered
-----
thereby.

     SECTION 3.3.6.  Certain Adjustments.  (a)  Subject to the limitations set
                     -------------------
forth in Section 4.5, the Company may make such reductions in the Exercise Price
         -----------
or increase in the number of Warrant Shares to be received by any Holder upon the exercise or exchange of a Warrant, in addition to those adjustments required by this Section 3.3, as it in its sole discretion shall determine to be
        -----------
advisable in order that any consolidation or subdivision of the Common Stock, or any issuance wholly for cash of any shares of Common Stock, or any issuance wholly for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, or any stock dividend, or any issuance of rights, options or warrants hereinafter made by the Company to the holders of its Common Stock shall not be taxable to such holders.

          (b) In the event that the Company in any manner issues or grants Options or Convertible Securities, or any other transaction, circumstances or events occur which give rise to anti-dilution adjustments under Other Anti-Dilution Instruments, then the Company will promptly make proportional, equitable and corresponding adjustments in the number of shares of Common Stock issuable upon exercise of the Warrants to protect the Holders against dilution as a result of such events.

     SECTION 3.3.7.  Excluded Transactions.  Notwithstanding any other provision
                     ---------------------
of this Warrant, no adjustment shall be made pursuant to this Section 3.3 in
                                                              -----------
respect of the issuance of Excluded Securities.

     SECTION 3.3.8.  Adjustment Rules.  (a)  Any adjustments pursuant to this
                     ----------------
Section 3.3 shall be made successively whenever an event referred to herein
-----------
shall occur.

          (b) Notwithstanding any other provision of this Warrant, the actual amount payable by a Holder in connection with the exercise of a Warrant hereunder shall not be less than the par value per share of the Common Stock, unless and until the Exercise Price, as adjusted pursuant to this Section 3.3,
                                                                  -----------
has been reduced to an amount less than 1% of the par value per share of the Common Stock. Before taking any action which would cause an adjustment pursuant to this Section 3.3 which would reduce the Exercise Price below 1% of the par
        -----------
value per share, the Company shall be required to take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                                  ARTICLE IV

                             CERTAIN OTHER RIGHTS

     SECTION 4.1.  Payments in Respect of Dividends and Distributions.  If, at
                   --------------------------------------------------
any time prior to the Expiration Date, the Company pays any dividend, other than in the ordinary course of business and to the Company's public stockholders, or makes any distribution (whether in cash, property or securities of the Company) on its capital stock which does not result in an adjustment under Section 3.3
                                                                  -----------
then the Company shall simultaneously pay to the Holder of each Warrant, the dividend or distribution which would have been paid to such Holder on the Warrant Shares receivable upon the exercise in full of such Warrant had such Warrant been fully exercised immediately prior to the record date for such dividend or distribution or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividend or distribution are to be determined.

     SECTION 4.2.  Preemptive Rights.  (a)  The Company shall not issue, sell or
                   -----------------
exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) Common Stock, (ii) any other equity security of the Company, (iii) any debt security of the Company which by its terms is convertible into or exchangeable for any equity security of the Company or has any other equity feature, (iv) any security of the Company that is a combination of debt and equity or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Company, unless, in each case, the Company shall have first offered (the "Section 4.2 Offer") to sell to each Holder its Proportionate Percentage of such
------------------
securities (the "Section 4.2 Offered Securities") (and to sell thereto Section
                 ------------------------------
4.2 Offered Securities not subscribed for by other Holders as hereinafter provided), at a price and on such other terms as shall have been specified by the Company in a written notice (the "Section 4.2 Offer Notice") delivered to
                                      ------------------------
such Holder, which Offer by its terms shall remain open and irrevocable for a period of ten (10) Business Days from the date it is delivered by the Company to the Holders.

               (b) Notice of each Holder's intention to accept, in whole or in part, a Section 4.2 Offer shall be evidenced by a writing signed by such Holder and delivered to the Company prior to the end of the 10-day period of such
Section 4.2 Offer, setting forth such portion of the Section 4.2 Offered Securities as such Holder elects to purchase (the "Section 4.2 Notice of
                                                   ---------------------
Acceptance"). If any Holder shall subscribe for less than its Proportionate
----------
Percentage of the Section 4.2 Offered Securities available to such Holder, the other subscribing Holders shall be entitled to purchase the balance of such Holder's Proportionate Percentage in the same proportion in which they were initially entitled to purchase the Section 4.2 Offered Securities (excluding for such purposes such Holder subscribing for less than its Proportionate Percentage). The Company shall notify each other Holder within five (5) Business Days following the expiration of the 10-day period described above of the amount of Section 4.2 Offered Securities which each Holder may purchase pursuant to the foregoing sentence, and each Holder shall then have five (5) Business Days from the delivery of such notice to indicate such additional amount, if any, that such Holder wishes to purchase.

               (c) In the event that Section 4.2 Notices of Acceptance are not given by the Holders in respect of all the Section 4.2 Offered Securities, the Company shall have ninety (90) days from the expiration of the foregoing 10-day or 20-day period, as applicable, to sell all or any part of such Section 4.2 Offered Securities as to which Section 4.2 Notices of Acceptance have not been given by the Holders (the "Refused Securities") to any other Person or Persons,
                           ------------------
but only upon terms and conditions in all respects (including, without limitation, unit price and interest rates) which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Section 4.2 Offer. Upon the closing of the sale of the Refused Securities, the Holders shall purchase from the Company, and the Company shall sell to the Holders, the Section 4.2 Offered Securities in respect of which Section 4.2 Notices of Acceptance were delivered to the Company, at the terms specified in the Section 4.2 Offer.

               (d)  The preemptive rights granted in this Section 4.2 shall not
                                                          -----------
apply to the issuance or sale of Excluded Securities.

               (e) The preemptive rights granted in this Section 4.2 shall apply only to Holders who are not parties to the Stockholders Agreement dated as of July 27, 1995 between, among others, the Company and ING, as the same may be amended, supplemented or altered from time to time.

     SECTION 4.3.  Fiduciary Duties of the Company.  The Company and its
                   -------------------------------
directors shall owe the holders of the Warrants the same fiduciary duties that the Company and its directors would owe to the Warrant Shares underlying the Warrants.

                                   ARTICLE V

                                 MISCELLANEOUS

     SECTION 5.1.  Notices.  All notices, demands and requests of any kind to be
                   -------
delivered to any party hereto in connection with this Warrant shall be in writing (i) delivered personally, (ii) sent by nationally-recognized overnight courier, (iii) sent by first class, registered or certified mail, return receipt requested or (iv) sent by facsimile, in each case to such party at its address as follows:

               (a)  if to the Company, to:

                    Matthews Studio Equipment Group
                    3111 North Kenwood Street
                    Burbank, California 91505
                    Attention:  Carlos DeMattos

                    Telephone: (818) 525-5217
                    Facsimile: (818) 525-5216

                    with a copy to:

                    Francis W. Costello
                    Whitman Breed Abbott & Morgan
                    633 West Fifth Street
                    Los Angeles, California  90071

                    Telephone:   (213) 896-2452
                    Telecopier:  (213) 896-2450

               (b)  if to ING, to:

                    ING Equity Partners, L.P. I
                    c/o Hampshire Equity Partners
                    520 Madison Avenue, 33rd Floor
                    New York, New York  10022
                    Attention:  Benjamin P. Giess

                    Telephone:   (212) 453-1708
                    Telecopier:  (212) 750-2970

                    with a copy to:

                    James B. Carlson, Esq.
                    Mayer, Brown & Platt
                    1675 Broadway
                    New York, New York  10019-5820

                    Telephone:   (212) 506-2515
                    Telecopier:  (212) 262-1910

Any notice, demand or request so delivered shall constitute valid notice under this Warrant and shall be deemed to have been received (i) on the day of actual delivery in the case of personal delivery, (ii) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier, (iii) on the fifth Business Day after the date of deposit in the U.S. mail in the case of mailing or (iv) upon receipt in the case of a facsimile transmission. Any party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different Person to which all such notices, demands or requests thereafter are to be addressed.

     SECTION 5.2.  Voting Rights; Limitations of Liability.  No Warrant shall
                   ---------------------------------------
entitle the holder thereof to any voting rights or other rights of a stockholder of the Company, as such. No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a stockholder of the Company. Each Holder agrees this Warrant is not a warrant issued to ING pursuant to the Prior Purchase Agreement, as amended to date.

     SECTION 5.3.  Amendments and Waivers.  Any provision of this Warrant may be
                   ----------------------
amended or waived, but only pursuant to a written agreement signed by the Company and the Requisite Holders.

     SECTION 5.4.  Severability.  Any provision of this Warrant which is
                   ------------
prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Warrant affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 5.5.  Specific Performance.  Each Holder shall have the right to
                   --------------------
specific performance by the Company of the provisions of this Warrant, in addition to any other remedies it may have at law or in equity. The Company hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Warrant by the Holders of the Warrants or Warrant Shares.

     SECTION 5.6.  Binding Effect.  This Warrant shall be binding upon and inure
                   --------------
to the benefit of the Company, each Holder and their respective successors and assigns.

     SECTION 5.7.  Counterparts.  This Warrant may be executed by the parties
                   ------------
hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Warrant shall become effective when counterparts hereof executed on behalf of the Company and each Holder shall have been received.

     SECTION 5.8.  Governing Law; Entire Agreement.  THIS WARRANT AND THE
                   -------------------------------
WARRANTS, SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Warrant and the Warrants, constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 5.9.   Benefits of this Warrant.  Nothing in this Warrant shall be
                    ------------------------
construed to give to any Person other than the Company and each Holder of a Warrant or a Warrant Share any legal or equitable right, remedy or claim hereunder.

     SECTION 5.10.  Headings.  The various headings of this Warrant are inserted
                    --------
for convenience only and shall not affect the meaning or interpretation of this Warrant or any provisions hereof or thereof.

     SECTION 5.11.  Expenses.  The Company will promptly (and in any event
                    --------
within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable fees, expenses and costs relating hereto, including, but not limited to, (i) the cost of reproducing this Warrant and the Warrants, (ii) the fees and disbursements of counsel to the Holder in preparing this Warrant, (iii) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect hereof or any other document referred to herein, (iv) fees and expenses (including, without limitation, reasonable attorneys' fees) incurred in respect of the enforcement by Holders of the rights granted to Holders under this Warrant, and (v) the expenses relating to the consideration, negotiation, preparation or execution of any amendments, waivers or consents requested by the Company pursuant to the provisions hereof, whether or not any such amendments, waivers or consents are executed.

     SECTION 5.12.  Attorneys' Fees.  In any action or proceeding brought by a
                    ---------------
party to enforce any provision of this Warrant, the prevailing party shall be entitled to recover the reasonable costs and expenses incurred by it in connection with that action or proceeding (including, but not limited to, attorneys' fees).

     SECTION 5.13.  Filings.  The Company shall, at its own expense, promptly
                    -------
execute and deliver, or cause to be executed and delivered, to any holder of Warrants all applications, certificates, instruments and all other documents and papers that such holder of Warrants may reasonably request in connection with the obtaining of any consent, approval, qualification, or authorization of any federal, provincial, state or local government (or any agency or commission thereof) necessary or appropriate in connection with, or for the effective exercise of, any Warrants then held by such holder.

     SECTION 5.14.  Other Transactions.  Nothing contained herein shall preclude
                    ------------------
the Holder from engaging in any transaction, in addition to those contemplated by this Warrant with the Company or any of its Affiliates in which the Company or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 5.15.  Forum Selection and Consent to Jurisdiction.  ANY LITIGATION
                    -------------------------------------------
BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS WARRANT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE HOLDERS OR THE COMPANY SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF

THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS WARRANT.

     SECTION 5.16.  Jury Trial.  THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY, AND
                    ----------
INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO PURCHASING THE NOTES AND ENTERING INTO THE PURCHASE AGREEMENT AND THE SECURITY AGREEMENT. THE COMPANY ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS WARRANT, INCLUDING THIS SECTION 5.16 HEREOF, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL HAVE BEEN FULLY EXPLAINED TO THE COMPANY BY SUCH COUNSEL.

          IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed and delivered by their authorized officers, all as of the date and year first above written.

                                       MATTHEWS STUDIO EQUIPMENT GROUP



                                       By:  __________________________________
                                            Name:_____________________________
                                            Title:____________________________


[CORPORATE SEAL]

ATTEST:

By:  ____________________________
     Name:_______________________
     Title:______________________